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                                                                  Exhibit 10.8.1



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of March 15, 2000 by and between QUALITY CARE SOLUTIONS, INC., a Nevada corporation (the "Company"), and Brian N. Burns, an individual residing in Arizona ("Employee").



                                    RECITALS:


         A. The Company desires to retain the services of Employee as its Vice President and Chief Financial Officer and the Employee desires to be employed by the Company in such capacities.


         B. The parties desire to set forth the terms and conditions of Employee's employment with the Company, as follows:



                                   AGREEMENT:


         The parties hereto, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:


         1.1 "Board" means the Board of Directors of the Company or any successor thereof.


         1.2 "Change in Control". For purposes of this Agreement, a "Change in Control" shall mean any of the following events:


         (a) An acquisition (other than directly from the Company) following the date hereof of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or
         (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") (ii) the Company or its Subsidiaries, or
         (iii) any Person in connection with a Non-Control Transaction" (as hereinafter defined);


         (b) The individuals who, as of the date this Agreement is approved by the Board are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of the members of the Board designated to grant such approval under Section 12 of the Company's Bylaws, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
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(c)      Approval by stockholders of the Company of:


                  (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:


                           (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) [sixty percent (60%) after an IPO] of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;


                           (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (a majority after an IPO) of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and


                           (C) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to the merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities), has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.


                  (ii) A complete liquidation or dissolution of the Company; or


                  (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or a parent in a Non-Control Transaction).


         (d) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely: (i) because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur; or
         (ii) by virtue of an IPO.


         1.3 "Company" means Quality Care Solutions, Inc. or any successor entity.


         1.4 "Compensation" means the total amount payable to Employee pursuant to Section 4.1.


         1.5 "Effective Date" means the date first written above.


         1.6 "Final Average Annual Compensation" means the highest annual total amount (annualized if the Employee's term of employment is less than one year) included in Employee's gross income for federal income tax purposes in connection with employment hereunder for payments or benefits received under the provisions of Sections 4.1 and 4.4 (not including stock options received in lieu of salary increases) hereof during the three calendar years immediately preceding the calendar year during which termination of employment occurs.


         1.7 "Good Reason" means the occurrence of any of the following events to which Employee has not expressly agreed to in writing:


         (a) The assignment to Employee of duties inconsistent with Employee's position, duties, responsibilities and status with the Company on the Effective Date or the failure to re-elect or re-appoint Employee to serve as Vice President and Chief Financial Officer;
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         (b)      A material reduction in Employee's Compensation as in effect on the Effective Date or on any renewal date of this Agreement, whichever occurs later;


         (c) Employee's relocation, without his consent, to any metropolitan area other than the principal location at which Employee performed Employee's duties on the Effective Date, except for required travel by Employee on the Company's business;


         (d) The failure of the Company to obtain the assumption of this Agreement by any successor to substantially all of the assets or business of the Company; or


         (e) Any material breach by the Company of any provision of this Agreement which is not corrected by the Company or, if the breach cannot be corrected, as to which the Company fails to pay to Employee reasonable compensation for such breach, within 60 days following receipt by the Company of written notice from Employee specifying the nature of such breach.


         (f) Relocation of the Employee's place of employment more than 100 miles from Phoenix, Arizona.


         (g) A voluntary termination by Employee delivered within the ninety (90) day period following a Change of Control.


         1.8 "Proprietary Information" means all information used by the Company in the conduct of its business and includes any information developed by Employee at the direction of the Company, out of or as an extension of existing Proprietary Information, or using resources, such as materials or tools, existing technology, patents and licenses belonging to the Company. Proprietary Information includes, but is not limited to, information relating to (a) the products, inventories, discoveries, patents, formulae, know-how, designs, trade secrets or other technical information of the Company, (b) the marketing methods, names of vendors, names of customers, costs of materials, prices of products or services, lists or records, profits and losses or any other financial prices of products or services, lists or records, profits and losses or any other financial information of the Company, (c) the present or future plans, names and compensation of employees or any other business information of the Company, or (d) any other information or data of a confidential nature concerning the products, technology, operations, finances or business of the Company.


         1.9 "Termination For Cause" means the termination of employment of Employee by the Board because of Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, conviction of the violation of any material law, rule or regulation resulting in the Company's detriment or reflecting upon the Company's integrity (other than traffic infractions or similar minor offenses), a violation of the Company's insider trading policies or a material breach by the Employee of the terms of this Agreement or any other written agreement between Company and Employee which, by its terms, provides for termination of Employee for breach of its terms, and failure to cure such breach within 30 days after receipt of written notice from the Company specifying the nature of such breach or to pay compensation to the Company deemed reasonable by the Company if the breach cannot be cured.


         1.10 "Total and Permanent Disability" means any condition affecting Employee that prevents the performance of the essential job functions and which is expected to be of a long, continued and indefinite duration which has caused Employee's absence from service, after providing to Employee reasonable accommodation to perform the requirements of the job if required by law, for not less than 180 consecutive days during any 12 month period or for such shorter periods aggregating 180 days during any 12 month period. In such instance, a determination of the existence of the Employee's disability and of the duration of the disability may be made by written agreement between the Company and the Employee, or Employee's legally appointed guardian if the Employee then is incompetent. If the parties do not agree, such determination shall be made, and certified in writing, by a licensed physician who is a member of the Maricopa County Medical Association and not an employee of the Company, and such physician's determination, after the proper medical examination, shall be binding and conclusive upon the parties to this Agreement. The examining physician shall be selected by agreement of the Company and the Employee. If the Company and the Employee cannot agree on a physician, then each party shall select a physician and these two physicians shall select a third physician who will act as the examining physician. The examining physician shall make the determination as promptly as practicable after selection and examination of the Employee. The services provided by the examining physician shall be paid for by the Company. The Employee shall fully cooperate with the examining physician, including submission to such medical examination as may be requested by the examining physician for the purpose of determining whether the Employee is totally disabled. If the Employee is found to be totally disabled, Employee shall be deemed to remain disabled until found otherwise by the examining physician. Should disability commence within six months after termination of a prior period of disability, and should the later disability be related to the same sickness or injury which results from any earlier disability, then the later period of disability shall be considered to have consecutively followed the earlier period of disability. Whether the later disability is related to the same sickness or injury which resulted in the earlier disability shall be determined in the same manner provided above for determining disability.
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         2. Employment. The Company hereby retains and employs Employee to serve in the capacity of Vice President and Chief Financial Officer of the Company. Employee accepts such employment on the terms and conditions set forth herein. Employee shall serve in such other executive capacities and have such additional titles and authorities with respect to the Company as the Board may from time to time reasonably prescribe. During the term of this Agreement, Employee shall devote substantially his entire work time, attention, and energies to the business of the Company. Subject to the provisions of Section 6 hereof, Employee may serve as a director or member of any other corporation or entity or manage personal investments so long as any such service does not cause any conflict of interest with the Company.


         3. Term. The term of this Agreement shall commence on the Effective Date and shall end, unless previously terminated in accordance with the provisions of Section 5 hereof or this Section 3, at the close of business on the day before the third anniversary of the Effective Date hereof; provided, however, that on December 31, 2000 and on December 31 of each subsequent year, the term of this Agreement shall be automatically extended for an additional one-year period (the "Extension Period" hereof). Notwithstanding the foregoing, 30 days prior to December 31, 2000 and on December 31 of any subsequent year during which this Agreement is in effect, the Employee or the Board may determine to allow this Agreement to terminate on the date of the end of the original term hereof or the end of the last automatically effective Extension Period, whichever is applicable, and in such event the Company or the Employee, as applicable, shall give the other prompt written notice of such determination.


         4. Compensation.


                  4.1 Base Salary. Subject to the further provisions of this Agreement, the Company agrees to pay to Employee One Hundred Ninety-Five Thousand Dollars ($195,000) annually, payable no less frequently than on a semi monthly basis, with such increases as shall be made from time to time in accordance with the Company's regular salary administrative practices as applied to Company officers or, if increased pursuant to the preceding sentence, from the amount to which the base salary is increased. The base salary of Employee shall not be decreased at any time during the term of this Agreement from the amount in effect as of the Effective Date.


                  4.2 Fringe Benefits. Employee shall be entitled to participate in any fringe benefits which are now or may hereafter become applicable to the Company's senior executives, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement; including, but not limited to, automobile or other transportation allowances; reimbursement for reasonable business expenses accounted for in accordance with applicable governmental regulations; life, long-term disability and accident insurance plans; employee saving and investment plans; stock option or purchase plans; and medical, dental and hospitalization insurance plans; and such other perquisites as the Company may, from time to time and in its sole discretion, make available generally to employees of similar rank without any material reduction in such fringe benefits as in effect on the Effective Date hereof. Employee shall be entitled to paid vacation days as set forth in the Company's policy manual for employees of similar rank and longevity with the Company.


                  4.3 Participation in Retirement and Benefit Plans. The Employee shall be entitled to participate in any retirement, pension, thrift or other retirement plan that the Company has adopted or may adopt for the benefit of its senior executives.


                  4.4 Incentive Bonuses. The Company shall establish and maintain an Incentive Bonus Plan throughout the term of this Agreement providing for incentive compensation to Employee. Such plan shall establish objective annual performance criteria and shall entitle Employee to receive incentive compensation upon achievement thereof. In addition, the Employee may be considered by the Board of Directors for the award of discretionary bonuses, depending upon the Board's evaluation of the Employee's performance.


         5. Termination. Employee's employment under this Agreement shall terminate upon the occurrence of any one of the following events:

                  5.1 Total and Permanent Disability. In the event Employee suffers Total and Permanent Disability, the Company may terminate Employee's employment. Upon termination by reason of Total and Permanent Disability the Company shall pay to Employee such benefits as may be provided to officers of the Company under any Company provided disability insurance or similar policy or under any Company adopted disability plan and in the absence of any such policy or plan shall continue to pay to Employee for a period of not less than six months the Compensation then in effect as of the effective date of Employee's termination. Nothing contained herein shall be construed to affect Employee's rights under any disability insurance or similar policy, whether maintained by the Company, Employee or another party.
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                  5.2 Death. In the event of the death of Employee this
         Agreement shall terminate and all obligations of the Company hereunder shall be extinguished as of the date of Employee's death. Nothing contained herein shall be construed to affect any rights of Employee's estate under any life insurance or similar policy, whether owned by the Company, the Employee or any third party.


                  5.3 Termination For Cause. The Company may effect a Termination For Cause of Employee at any time with notice to the Employee. The Company shall have no further obligation to pay Compensation hereunder after the date of Termination For Cause but shall pay all accrued Compensation and benefits through such date.


                  5.4 Termination by Employee With or Without Good Reason. Employee may terminate his employment hereunder at any time without Good Reason upon 30 days written notice to the Company. Employee may also terminate his employment hereunder at any time without notice within 180 days following the occurrence of an event constituting Good Reason.


                  5.5 Benefits on Termination by Employee for Good Reason or by the Company Without Cause. If Employee elects to terminate his employment during the term of this Agreement within 180 days following the occurrence of an event constituting Good Reason hereunder, or if, in violation of the terms of this Agreement, the Company terminates Employee's employment other than as provided in Sections 5.1, 5.2 or
         5.3 hereof, Employee shall be entitled to receive:


                  (a) Severance pay commencing 30 days following the date Employee terminates his employment in an amount equal to one-twelfth of 100% of Employee's Final Average Annual Compensation per month payable monthly for a period of 18 months;


                  (b) During the period of time in which the Company is paying Severance Pay pursuant to Section 5.5(a), the Company shall, at its expense, continue on behalf of the Employee and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided to the Employee immediately prior to the Notice of Termination. The coverages and benefits (including deductibles and costs) provided during such period shall be no less favorable to the Employee and his dependents and beneficiaries than were provided on the date immediately prior to the Termination. The Company's obligations hereunder with respect to continuation of benefits shall terminate in the event Employee obtains such benefits (regardless of the level and scope of coverage) pursuant to a subsequent employer's benefit plan;


                  (c) The restrictions on any outstanding stock options (including restricted stock and granted performance shares or units) granted to the Employee under any stock option plan or any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Employee shall become immediately exerciseable and shall become 100% vested, and all performance units granted to the Employee shall become 100% vested; and


                  (d) For the purposes of this Section 5.5, a decision by the Company not to allow an automatic extension of the term of this Agreement, as permitted under the provisions of Section 3 hereof, shall not constitute a termination of Employee's employment in violation of the terms of this Agreement.


                  5.6 Benefits Not Exclusive. Any amounts paid to Employee under the provisions of this Section 5 shall not affect Employee's right to payments, including payments on an accelerated basis, under any deferred compensation plan maintained by the Company. Any amendment to any such plan that would diminish Employee's rights or deprive Employee of an immediate payment on termination of employment as defined in such plan, shall be ineffective with respect to Employee, unless Employee specifically consents, in writing, to such amendment.


         6. Restrictive Covenants.


                  6.1 Covenant Not to Compete. Employee agrees that during the term of his employment hereunder, and for a period of 18 months thereafter, or if a court determines 18 months is not necessary to protect the Company's legitimate interests, then for the period of one year, Employee shall not perform services anywhere worldwide (or if a court determines that this restriction is not necessary to protect the Company's legitimate interests, then such geographical area that is determined necessary to protect Company's legitimate interests) in any business which sells or otherwise deals with products similar to or competitive with those developed by or in the process of development by the Company during the term of employment hereunder. This non-competition covenant shall include all forms of competition, direct or indirect, including competition as an employee, proprietor, shareholder, member, officer, director, consultant, trustee, independent contractor or in any other capacity. The parties acknowledge that the worldwide geographic area of this covenant is reasonable in view of the highly specialized and narrow scope of the present and proposed business of the Company and the consequent ability of the Employee to work in non-competitive areas, provided that, if a court determines that a worldwide scope is not necessary to protect the Company's legitimate interests, the geographic scope shall be reduced to the United States of America. Nothing in this Section 6.1 shall be deemed to prohibit Employee from purchasing less than five percent of the outstanding shares of any company whose shares are traded on a national exchange and which, at the time of purchase, is not engaged in competition with the Company or any of its affiliates or subsidiaries. Employee and Company expressly acknowledge that the Company and its customers conduct business on
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         a worldwide basis and that the covenant contained herein is reasonable and necessary to protect the Company's interests notwithstanding the absence of a geographic restriction.

                  6.2 Confidential Information. Employee agrees that all Proprietary Information is the sole and exclusive property of the Company and that Employee will not, during the term of employment or any time after termination of employment, disclose any Proprietary Information to any third party or use any Proprietary Information in any way to compete with or to act in any way adverse to the Company, except with the prior written consent of the Company. Employee acknowledges that Employee has and will have access to Proprietary Information of the Company and Proprietary Information of the Company's subsidiaries, divisions and affiliated companies, now or hereafter existing (collectively referred to hereinafter as the "Affiliates") throughout the term of this Agreement and that part of Employee's work assignment may involve the development of Proprietary Information. Any such Proprietary Information, regardless of whether Employee alone or with others developed any such Proprietary Information, shall be and shall remain the property of the Company or of the Company's Affiliates. During the term of this Agreement and after termination of employment, Employee shall not, either voluntarily or involuntarily, on either his own account, as a member of a firm, or on behalf of another employer or otherwise, directly or indirectly, use or reveal to any person, partnership, corporation or association any trade secret or confidential information of the Company or of the Affiliates. Such trade secrets shall include, but shall not be limited to, software formulas, programs, patterns, codes, algorithms, devices, secret inventions, processes, business plans, marketing plans or programs, any non-public financial information, including but not limited to financial information, forecasts and statistics, contracts, customer lists, compensation arrangements and business opportunities. Employee will not make available to any person, partnership, corporation or association, or retain after termination of employment, any Company or Affiliates policy manuals, printed materials, programs, formulas, algorithms, files, records, drawings or computer disc containing information related to the Company or Affiliates.


                  6.3 Invention Rights. Employee hereby agrees to assign any and all rights to any Proprietary Information, discovery, idea, computer program, invention or inventive improvement (whether patentable or not), design, drawing, sketch, specification, or other things conceived of or reduced to practice during employment with the Company which relate to the Company's business, or which are conceived of or reduced to practice after termination of employment which make use of any of the foregoing. Employee further agrees to execute (without further consideration) any documents in furtherance of perfecting the Company's rights in the foregoing, including documents transferring patent, copyright, trademark, trade secret or other rights. In instances where any doubt exists in Employee's mind as to whether anything developed by Employee falls within the foregoing categories, Employee agrees to request a written statement from the Company regarding the same.


                  6.4 Disclosure of Information. Employee agrees to promptly disclose in writing to the Company any discovery, idea, computer program, invention or inventive improvement (whether patentable or not), design, drawing, sketch, specification, or other things conceived of or reduced to practice during employment with the Company which relate to the Company's business, or which are conceived of or reduced to practice after termination of employment which make use of any of the foregoing. In instances where any doubt exists in Employee's mind as to whether anything developed by Employee falls within the foregoing categories, Employee agrees to request a written statement from the Company regarding the same. Employee agrees to safeguard all the foregoing information from public disclosure, including taking any such measures as the Company may require to prevent divulgence to third parties.


                  6.5 Unauthorized Disclosure. During the period that the Employee is actively employed by the Company and thereafter, the Employee shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Employee without the consent of the Board (other than pursuant to a court order) to any person, other than an employee, consultant, auditor, attorney or director of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as an employee of the Company or as may be legally required, in violation of any valid standard nondisclosure agreement (or similar document) executed by the Employee; provided, however, that such term shall not include the use or disclosure by the Employee, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 12) or any information not otherwise considered confidential and material by a reasonable person engaged in the same business as that conducted by the Company.


         7. Injunctive Relief. Employee acknowledges that the restrictions contained in Section 6 are a reasonable and necessary protection of the immediate interests of the Company and that any violation of these restrictions would cause substantial injury to the Company. In the event of a breach or threatened breach by Employee of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

         8. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Employee, the Company and their respective heirs, executors, administrators, successors and assigns; provided, however, that Employee may not assign Employee's rights or delegate Employee's duties hereunder without the prior written consent of the Company. The Company may assign its rights or delegate its duties hereunder to any of its subsidiaries or affiliated corporations or to any successor to substantially all of the assets or business of the Company. This Agreement supersedes all prior employment agreements between the parties.


         9. Modification, Waiver or Amendment. The provisions of this Agreement may not be modified, amended or waived except by a written instrument executed by the Company and Employee. The waiver of any provision of this Agreement by either party shall not constitute a waiver of any subsequent occurrences or transactions unless the waiver, by its terms, constitutes a continuing waiver.


         10. No Mitigation. Any compensation earned by Employee from another employer or from employment not in violation of the provisions of Section 2 or
Section 6 hereof shall not reduce any payment to which Employee is entitled under the terms of this Agreement.


         11. Change of Control. Notwithstanding any contrary provision of this Agreement or in any stock option plan of the Company, or any stock option agreement entered into by Employee pursuant to any such plan, upon a Change of Control, the restrictions on any outstanding stock options (including restricted stock and granted performance shares or units) granted to the Employee under any stock option plan or any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Employee shall become immediately exerciseable and shall become 100% vested, and all performance units granted to the Employee shall become 100% vested.


         12. Excise Tax Payments.


                  12.1 In the event that the Company determines that a portion of any payment or benefit to the Employee or for his benefit payable or distributable pursuant to the terms of this Agreement will be deemed to be an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Payment" or "Payments"), then the Company shall have the right to reduce the Payment by the amount of such excess.


                  12.2 An initial determination as to whether all or a portion of a Payment represents an excess parachute payment and the amount thereof shall be made at the Company's expense by its accounting firm (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Employee within ten (10) days of the Termination Date. Within ten days of the delivery of the Determination to the Employee, the Employee shall have the right to dispute the Determination.


         13. Miscellaneous.


                  13.1 Entire Agreement. This Agreement including the documents and instruments referred to herein, rescinds and supersedes any other agreement and contains the entire agreement and understanding between the parties relative to the employment of Employee, there being no terms, conditions, warranties, or representations other than those contained or referred to herein, and no amendment hereto shall be valid unless made in writing and signed by both of the parties hereto.


                  13.2 Governing Law. This Agreement shall be governed by, enforced, interpreted and construed in accordance with the internal substantive laws of the State of Arizona as applied to residents of Arizona without regard to conflicts or choice of law principles.


                  13.3 Legal Modification and Severability. In the event that any provisions herein shall be legally unenforceable, the provisions shall be modified to the least extent possible to be enforceable and the remaining provisions nevertheless shall be carried into effect.


                  13.4 Attorneys' Fees. In the event of any litigation between the parties hereto arising out of the terms, conditions and obligations expressed in this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees incurred in connection therewith.

                  13.5 Notices. All notices required or permitted to be given hereunder shall be deemed given if in writing and delivered personally or sent by facsimile, telex, telegram, telecopy, or forwarded by prepaid registered or certified mail (return receipt requested) to the party or parties at the following addresses (are at such other addresses as shall be specified by like notices), and any notice, however given, shall be effective when received:



                  To Employee:               Brian N. Burns
                                             1950 East Calle de Arcos
                                             Tempe, Arizona  85284



                  To the Company:            Quality Care Solutions, Inc.
                                             5030 E. Sunrise Drive,
                                             Phoenix, Arizona  85044
                                             Attention:  Chief Financial Officer

                  13.6 Waiver. The waiver by any party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.


                  13.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  13.8 Headings. The subject headings to the sections in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.


                  13.9 Survivorship. The provisions of Sections 1, 5, 6, 7, 8, 9 and 10 shall continue and shall survive the termination of the Agreement.




         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.



EMPLOYEE:                                         COMPANY:


/s/ Brian N. Burns

-----------------------------                     QUALITY CARE SOLUTIONS, INC.,
Brian N. Burns                                    a Nevada corporation





                                                  By: /s/ Gregory S. Anderson

                                                     -----------------------


                                                  Its: President
                                                     -----------------------